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                                                                      EXHIBIT 11








                     CNA SURETY CORPORATION AND SUBSIDIARIES

                         EARNINGS PER SHARE COMPUTATION

                                                                   YEARS ENDED DECEMBER 31,
                                                           ---------------------------------------
                                                                 2002          2001          2000
                                                           ---------------   -------       -------
                                                           AS RESTATED (a)
                                                                      (AMOUNTS IN THOUSANDS,
                                                                      EXCEPT PER SHARE DATA)
Net Income .............................................       $30,119       $36,908       $53,602
                                                               =======       =======       =======
Shares:
Weighted average shares outstanding ....................        42,780        42,706        42,889
  Weighted average shares of options exercised .........           130            38             9
                                                               -------       -------       -------
Total weighted average shares outstanding ..............        42,910        42,744        42,898
  Effect of dilutive options ...........................           118           194           130
                                                               -------       -------       -------
Total weighted average shares outstanding, assuming
  dilution .............................................        43,028        42,938        43,028
                                                               =======       =======       =======
Earnings per share .....................................       $  0.70       $  0.86       $  1.25
                                                               =======       =======       =======
Earnings per share, assuming dilution ..................       $  0.70       $  0.86       $  1.25
                                                               =======       =======       =======

(a) See Note 17 to the Consolidated Financial Statements.


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